                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated February 2, 1998, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., The Guardian Insurance and Annuity Company, Inc. and Guardian Investor Services LLC, (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedule B of the Agreement to address a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        THE GUARDIAN INSURANCE AND
                                        ANNUITY COMPANY, INC.


Attest: /s/ Sheri L. Kocen              By: /s/ Bruce C. Long
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)

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                                        GUARDIAN INVESTOR SERVICES LLC


Attest: /s/ Sheri L. Kocen              By: /s/ Bruce C. Long
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)

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                                   SCHEDULE B

                               LOGO COLORS

(A I M INVESTMENTS(SM) LOGO)   One Color - both the box and the word Investments
                               print black with a white Chevron and White AIM inside the box.

                               Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.

(A I M INVESTMENTS(SM) LOGO)   Four Color Process - the box prints Cyan 100%
                               Magenta 0%, Yellow 100%, Black 20% to simulate
                               PMS 356 Green. The word Investments prints solid black.